UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 29, 2004

                        Commission file number: 000-16299
                                ----------------

                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                13-3054685
    (State or other jurisdiction of        (IRS Employer Identification Number)
     Incorporation or Organization)

 801 Mahler Rd, Suite G, Burlingame, CA                   94010
(Address of principal executive offices)                (Zip Code)

                                 (650) 692-0240
              (Registrant's Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement.

         On October 29, 2004, ANTs software inc. (the "Company") entered into a Salary Agreement with each of the following persons: Francis K. Ruotolo, the Company's Chief Executive Officer and Chairman, Boyd Pearce, the Company's President and Chief Operating Officer, Kenneth Ruotolo, the Company's Chief Financial Officer and Secretary, Clifford Hersh, the Company's Chief Scientist, and Jeffrey R. Spirn, Ph.D., the Company's Vice President of Research and Development (each an "Officer"). Pursuant to such Salary Agreements, each Officer's salary was reduced, effective October 16, 2004, to 50 percent of his then current salary. The Company agreed to pay each Officer a contingent bonus equal to such Officer's new monthly salary times the number of full months from October 16, 2004 until the date of payment of such bonus, in the event the Company raises $2.5 million (net of commissions) between November 1, 2004 and February 1, 2005 and in the event such Officer is still employed by the Company at such time. The Salary Agreements are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5.

ITEM 9.01 Financial Statement and Exhibits.

(c) Exhibits

    10.1     Salary Agreement between the Company and Francis K. Ruotolo.
    10.2     Salary Agreement between the Company and Boyd Pearce.
    10.3     Salary Agreement between the Company and Kenneth Ruotolo.
    10.4     Salary Agreement between the Company and Clifford Hersh.
    10.5     Salary Agreement between the Company and Jeffrey R. Spirn, Ph.D.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ANTs software inc.

Date:    November 1, 2004             By:  /s/     Francis K. Ruotolo
                                          ---------------------------
                                          Francis K. Ruotolo, Chairman
                                          and Chief Executive Officer